Exhibit 3.1

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “GALENA BIOPHARMA, INC.”, FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF DECEMBER, A.D. 2017, AT 9:30 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TWENTY-NINTH DAY OF DECEMBER, A.D. 2017 AT 4:15 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4136433 8100
SR# 20177841406	Authentication: 203854121 Date: 12-29-17
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:30 AM 12/29/2017
FILED 09:30 AM 12/29/2017
SR 20177841406 - File Number 4136433

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

GALENA BIOPHARMA, INC.

(Pursuant to Sections 242 of the

General Corporation Law of the State of Delaware)

Galena Biopharma, Inc., organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify;

FIRST: That Section (A) of Article III of the Amended and Restated Certificate of Incorporation of the Corporation, as heretofore amended, be, and hereby is, amended in its entirety to read as follows:

A. Classes of Stock. This Corporation is authorized to issue 355,000,000 shares, of which 350,000,000 shall be Common Stock with a par value of $0.0001 per share (“Common Stock”) and 5,000,000 shares shall be Preferred Stock with a par value of $0.0001 per share (“Preferred Stock”).

Reverse Stock Split. Upon the effectiveness of the filing of this Certificate of Amendment (the “Effective Time”), each 10 to 30 shares of common stock issued and outstanding or held by the Corporation in treasury immediately prior to the Effective Time (the “Old Common Stock”) shall automatically be reclassified into one fully paid and nonassessable share of new common stock (the “New Common Stock”), with the exact ratio within such range to be determined by the board of directors of the Corporation prior to the Effective Time and set forth in a public announcement made by the Corporation (the “Reverse Stock Split”). No fractional shares of New Common Stock shall be issued in connection with the Reverse Stock Split. In lieu of any fractional shares of New Common Stock that would be issued in connection with the Reverse Stock Split, the aggregate of all such fractional shares otherwise issuable to the holders of record of Old Common Stock shall be issued to Computershare Trust Company, N.A. (the “Transfer Agent”), as agent, for the accounts of all holders of record of Old Common Stock otherwise entitled to have a fraction of a share issued to them. The sale of all such fractional shares will be effected by the Transfer Agent as soon as practicable after the Effective Time on the basis of prevailing market prices of the New Common Stock at the time of sale. After such sale and upon the surrender of the stockholders’ stock certificates, the Transfer Agent will pay to such holders of record the portion of the net proceeds derived from the sale of the fractional interests to which they are entitled. From and after the Effective Time, certificates representing shares of the Old Common Stock shall represent the number of whole shares of New Common Stock into which such shares of Old Common Stock shall have been reclassified pursuant to this Certificate of Amendment, subject to the elimination of fractional share interests as described above.

SECOND: That pursuant to resolution of its Board of Directors, at the special meeting of the stockholders of said corporation duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That said amendment shall become effective at 4:15 p.m. (Eastern Time) on December 29, 2017.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 29 day of December 2017.

By:
Authorized Officer
Title:	Interim General Counsel & Corporate Secretary
Name:	Thomas J. Knapp

[Signature Page to Certificate of Amendment of

Amended and Restated Certificate of Incorporation (Reverse Stock Split)]